UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2005
Date of Report: (Date of earliest reported event)

Golden Eagle International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

12401 South 450 East Bldg. D1, Salt Lake City, Utah 84020
(Former Name or Former Address, If Changed Since Last Report.)

Item 1.01     Entry into a Material Definitive Agreement

Agreement With Aloha Holdings

On November 4, 2005, Golden Eagle International, Inc., a Colorado corporation (hereinafter referred to as “we”, “us” or “our”), entered into a Convertible Debenture Agreement with Aloha Holdings, Inc., a Texas corporation (the “Agreement”). Under the terms of the Agreement, we agree to sell and Aloha Holdings agrees to buy a Convertible Debenture from us with a principal loan amount of $249,000 (“the principal”). The Agreement is subject to mutual representations and warranties of the parties. We are referred to in the agreement as the “Borrower” and Aloha Holdings is referred to as “Lender”. The material terms of the Agreement include the following:

i.	We are required to repay the principal amount of the Debenture to Aloha Holdings on May 4, 2007 (“the term”). The term may be renewed upon mutual agreement between us and Aloha Holdings for two additional 1-year periods;

ii.	Interest shall accrue from the date of payment of the principal at the rate of 7% per annum, compounded monthly and payable quarterly, until paid or converted;

iii.	We may only redeem the Debenture at the end of the term, unless we are required to satisfy all of our existing debt by any form of reorganization, such as a merger or buyout;

iv.	Aloha Holdings may convert the principal and interest into shares of our common stock at the conversion price of $0.025 per share; however, if we are compelled by third party requirements of a reorganization, such as a merger, or other, to satisfy all of our debt, and our share price for our common stock is less than the Lender’s minimum conversion price above, then and only then will Lender’s conversion price be adjusted downward to our market price, which is defined as the average of the closing price of our shares of common stock for the three days prior to the Notice of Redemption;

v.	At our election, Aloha Holdings, the Debenture Holder, may also convert to any other security that we are offering at 50% of the average bid price of our common stock for the three trading days prior to the date of Lender’s Notice of Conversion to the Borrower; and

vi.	The Convertible Debenture may be sold, transferred and/or assigned by Aloha Holdings.

Letter Agreement with Cecilia Calla de Arraya and Dr. Michael H. Biste

On November 4, 2005, we completed an Agreement with Cecelia Calla de Arraya and Dr. Michael H. Biste to settle our default of payments we owed to Mrs. Arraya and Dr. Biste under the Buen Futuro Sale/Purchase Agreement dated November 23, 2003. In exchange for us making payments from August 30, 2005 to November 1, 2005 totaling $143,500 to Mrs. Arraya and Dr. Biste, they waived all penalties or interest that we owed to them. We currently owe payments totaling $50,000 in accordance with the November 23, 2003 Buen Futuro Sale Purchase Agreement, which is due in four equal monthly payments of $12,500 beginning in December 2005 through March 2006. Upon completing these payment obligations, we will have satisfied all payments required under that agreement.

Item 8.01     Other Events.

On November 14, 2005 we issued a press release regarding the Debenture Agreement with Aloha Holdings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

1.1	Convertible Debenture Agreement with Aloha Holdings, Inc. dated November 4, 2005.

1.2	Convertible Debenture sold to Aloha Holdings, Inc. dated November 4, 2005.

1.3	Letter Agreement dated November 4, 2005 with Cecilia Calla de Arraya and Dr. Michael H. Biste regarding the Sale/Purchase Agreement for the Buen Futuro mining concession in Bolivia.

99.1	Press release dated November 14, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of November 2005.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer